SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                  August 3, 2005



                                 PEOPLES BANCORP
--------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)



   Indiana                          000-18991                      35-1811284
--------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission                   (IRS Employer
     of Incorporation)            File Number)               Identification No.)


212 West 7th Street, Auburn, Indiana                                     46706
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:               (260) 925-2500



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) The following exhibit is filed herewith:

              Exhibit 99            Press Release dated August 2, 2005


ITEM 9.  REGULATION D DISCLOSURE

     On August 2, 2005, Peoples Bancorp issued a press release announcing its Unaudited financial results for the quarter and nine months ended June 30, 2005. A copy of the press release is attached to this Report as an exhibit and is incorporated herein by reference. The attached exhibit is furnished pursuant to
Item 9 of Form 8-K.



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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES

                                   SIGNATURES


Under the  requirements  of the Securities  Exchange Act of 1934, the Registrant

has duly  caused  this  Report  to be signed  on its  behalf by the  undersigned thereunto duly authorized.



Date:    August 3, 2005                                s/Maurice F. Winkler, III
                                                       Maurice F. Winkler, III
                                                       Chief Executive Officer



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                                                                      Exhibit 99

                                     Date:                August 2, 2005
For Immediate Release                NASDAQ Symbol:       PFDC
                                     Contact:             Maurice F.Winkler, III
                                     Phone                260-925-2500


Peoples Bancorp Reports Earnings
--------------------------------

     Auburn, Indiana - Peoples Bancorp, the holding company for Peoples Federal Savings Bank and First Savings Bank, reported quarterly earnings of $1,167,772 or 35 cents per share for the quarter ending June 30, 2005 compared to $1,135,804 or 33 cents per share for the same period a year earlier. Return on average assets (ROAA) for the quarter was .94% and, return on average equity
(ROAE) was 7.17% according to Maurice F. Winkler III, Chief Executive Officer.

     For the nine-month period ended June 30, 2005, net income was $3,295,115 or 97 cents per share compared to $3,521,076 or $1.04 per share last year.

     During the nine months, total assets increased slightly from $491,445,300 to $493,666,952. Asset quality remained high with loan delinquencies at .65% of total loans at the end of June, a figure that is well below the industry norm. Although the Banks have consistently reported high asset quality, they maintain allowances for loan losses, which at March 31, 2005 was .55% of total loans or 84% of nonperforming loans.

     At the end of June, shareholders equity stood at $65.7 million or 13.3% of total assets. The book value of the Peoples Bancorp's stock stood at $19.64, and the closing price of Peoples Bancorp stock was $19.75 as of August 1, 2005.

     Peoples Bancorp stock is traded on the NASDAQ National Market System as PFDC. Peoples Bancorp's subsidiaries are Peoples Federal Savings Bank and First Savings Bank. Peoples Federal Savings Bank has offices in Auburn, Columbia City
(2), LaGrange, Kendallville, Garrett, Avilla, Topeka, and Waterloo, Indiana. First Savings Bank has offices in Three Rivers (2), Union, and Schoolcraft, Michigan, and in Howe and Middlebury, Indiana.



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

                                SELECTED CONSOLIDATED FINANCIAL DATA OF PEOPLES BANCORP

                                    June 30,      September 30,    June 30,
                                    -------------------------------------------
                                        2005            2004           2004
                                    ------------    ------------   ------------
Balance Sheet Data:
   Total assets                     $493,666,952    $491,445,300   $493,495,649
   Loans receivable, net             357,648,286     360,161,158    361,839,803
   Investments and other
      interest earning assets        111,867,393     109,254,698    107,807,063
   Deposits                          367,639,207     370,824,854    372,333,459
   Stockholders' equity               65,680,828      64,991,560     63,434,060
   Non-performing loans and REO        2,330,000       2,381,000      2,887,000
   Equity to assets ratio                 13.30%          13.22%         12.85%
   Book value per share                   $19.64          $19.30         $18.82

                                        Three Months Ended             Nine Months Ended
                                    ---------------------------    -------------------------
                                             June 30,                       June 30,
Operating Data:                       2005           2004             2005           2004
                                    ------------    -----------    -----------   -----------
   Interest income                   $ 6,761,392    $ 6,592,868     20,144,386   $20,150,992
   Interest expense                    2,632,747      2,542,286      7,699,058     7,783,207
                                    ------------    -----------    -----------   -----------
   Net interest income                 4,128,645      4,050,582     12,445,328    12,367,785
   Provision
      for losses on loans                 15,157         21,121         47,610       104,118
                                    ------------    -----------    -----------   -----------
   Net interest income after provision
      for losses on loans              4,113,488      4,029,461     12,397,718    12,263,667
                                    ------------    -----------    -----------   -----------
   Other income                          524,544        558,481      1,510,757     1,626,270
   Other expenses                      2,847,735      2,865,453      8,855,897     8,508,576
                                    ------------    -----------    -----------   -----------
   Income before income taxes          1,790,297      1,722,489      5,052,578     5,381,361
                                    ------------    -----------    -----------   -----------
   Income tax expense                    622,525        586,685      1,757,463     1,860,285
                                    ------------    -----------    -----------   -----------
   Net income                        $ 1,167,772    $ 1,135,804    $ 3,295,115   $ 3,521,076
                                    ============    ===========    ===========   ===========

   Basic  income per common share         $ 0.35         $ 0.34         $ 0.98        $ 1.04
   Diluted income per common share        $ 0.35         $ 0.33         $ 0.97        $ 1.03
   Dividends per common share             $ 0.18         $ 0.17         $ 0.54        $ 0.51

Other Data:
   Average yield
      on all interest-earning assets       5.73%          5.60%          5.71%         5.67%
   Average cost
      of all interest-bearing liabilities  2.46%          2.36%          2.41%         2.39%
   Interest rate spread                    3.27%          3.24%          3.30%         3.28%

   Return on assets (net income divided by
      average total assets)                0.94%          0.91%          0.89%         0.94%
   Return on equity (net income divided
      by average total equity)             7.17%          7.06%         10.10%        11.01%
   Dividend payout ratio
      (dividends per common share divided by
      net income per common share)        51.43%         50.00%         55.10%        49.04%

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